EXHIBIT (a)(1)(I)

Notice of Withdrawal

For Tender of Shares

Pursuant to the Offer to Purchase, Dated August 12, 2019

by

Liberty Global plc

Up to $625 million in value of its Class A Ordinary Shares

At a Cash Purchase Price Not Greater than $29.00 per Share Nor Less than $25.25 per Share

AND

Up to $1.875 billion in value of its Class C Ordinary Shares

At a Cash Purchase Price Not Greater than $28.50 per Share Nor Less than $24.75 per Share

THE OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1)

MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 12, 2019,

UNLESS THE OFFERS ARE EXTENDED OR TERMINATED.

The undersigned hereby withdraws the tender of his, her or its (i) ordinary Class A shares, nominal value $0.01 per share (each, a “Class A Share”) and/or (ii) ordinary Class C shares, nominal value $0.01 per share (each, a “Class C Share,” and the Class A Shares, individually or collectively with the Class C Shares, as appropriate, the “Shares”) of Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company”) pursuant to the invitation to tender (i) up to $625 million in value of the Company’s issued and outstanding Class A Shares for purchase by Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., each acting as principal (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), at a price not greater than $29.00 nor less than $25.25 per Class A Share (the “Class A Offer”) and (ii) up to $1.875 billion in value of the Company’s issued and outstanding Class C Shares for purchase by the Counterparty Banks at a price not greater than $28.50 nor less than $24.75 per Class C Share (the “Class C Offer”), in each case, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and conditions described in the Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), in the applicable Letter of Transmittal (individually, a “Letter of Transmittal” or collectively, the “Letters of Transmittal”) and in other related materials as may be amended or supplemented from time to. The Class A Offer and Class C Offer are sometimes collectively referred to as the “Offers” and individually as an “Offer.”

If you have questions or need assistance, you should contact the Innisfree M&A Incorporated, the information agent for the Offers (the “Information Agent”), or Credit Suisse Securities (USA) LLC or HSBC Securities (USA) Inc., the dealer managers for the Offers (together, the “Dealer Managers”), at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. If you require additional copies of the Offer to Purchase, the Letters of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.

All withdrawals of Shares previously tendered in the Offers must comply with the procedures set forth in Section 4 of the Offer to Purchase.

The undersigned has identified in the table below the Class A Shares that are being withdrawn from the Class A Offer. If a shareholder has used more than one Letter of Transmittal for Class A Shares or has otherwise tendered Class A Shares in more than one group of Shares, the shareholder may withdraw Class A Shares using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.

DESCRIPTION OF CLASS A SHARES TO BE WITHDRAWN
CLASS A SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES WERE TENDERED

Number of Shares: ______________________________________

CUSIP NO.: ___________________________________________

Name of Tendering Shareholder: ______________________________________________________

Name of Registered Holder of the Shares: ______________________________________________________

Serial Numbers for Certificates for Shares (if applicable):

______________________________________________________

______________________________________________________

☐ Class A Shares Tendered At Price Determined By Shareholder

☐ $25.25

☐ $25.50

☐ $25.75

☐ $26.00

☐ $26.25

☐ $26.50

☐ $26.75

☐ $27.00

☐ $27.25

☐ $27.50

☐ $27.75

☐ $28.00

☐ $28.25

☐ $28.50

☐ $28.75

☐ $29.00

Number of Shares: ______________________________________

CUSIP NO.: ___________________________________________

Name of Tendering Shareholder: ______________________________________________________

Name of Registered Holder of the Shares: ______________________________________________________

Serial Numbers for Certificates for Shares (if applicable):

______________________________________________________

______________________________________________________

☐ Class A Shares Tendered At Price Determined By Shareholder

☐ $25.25

☐ $25.50

☐ $25.75

☐ $26.00

☐ $26.25

☐ $26.50

☐ $26.75

☐ $27.00

☐ $27.25

☐ $27.50

☐ $27.75

☐ $28.00

☐ $28.25

☐ $28.50

☐ $28.75

☐ $29.00

The undersigned has identified in the table below the Class C Shares that are being withdrawn from the Class C Offer. If a shareholder has used more than one Letter of Transmittal for Class C Shares or has otherwise tendered Class C Shares in more than one group of Shares, the shareholder may withdraw Class C Shares using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.

DESCRIPTION OF CLASS C SHARES TO BE WITHDRAWN
CLASS C SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER CLASS C SHARE AT WHICH CLASS C SHARES WERE TENDERED

Number of Shares: ______________________________________

CUSIP NO.: ___________________________________________

Name of Tendering Shareholder:

______________________________________________________

Name of Registered Holder of the Shares:

______________________________________________________

Serial Numbers for Certificates for Shares (if applicable):

______________________________________________________

______________________________________________________

☐ Class C Shares Tendered At Price Determined By Shareholder

☐ $24.75

☐ $25.00

☐ $25.25

☐ $25.50

☐ $25.75

☐ $26.00

☐ $26.25

☐ $26.50

☐ $26.75

☐ $27.00

☐ $27.25

☐ $27.50

☐ $27.75

☐ $28.00

☐ $28.25

☐ $28.50

Number of Shares: ______________________________________

CUSIP NO.: ___________________________________________

Name of Tendering Shareholder:

______________________________________________________

Name of Registered Holder of the Shares:

______________________________________________________

Serial Numbers for Certificates for Shares (if applicable):

______________________________________________________

______________________________________________________

☐ Class C Shares Tendered At Price Determined By Shareholder

☐ $24.75

☐ $25.00

☐ $25.25

☐ $25.50

☐ $25.75

☐ $26.00

☐ $26.25

☐ $26.50

☐ $26.75

☐ $27.00

☐ $27.25

☐ $27.50

☐ $27.75

☐ $28.00

☐ $28.25

☐ $28.50

For withdrawals of Shares delivered through The Depository Trust Company (the “Book-Entry Transfer Facility”), this notice of withdrawal (this “Notice of Withdrawal”) should only be used for such withdrawals if the undersigned needs to withdraw Shares after the Book-Entry Transfer Facility closes, which is expected to occur at 5:00 p.m., New York City time, on the Expiration Date. The “Expiration Date” is one (1) minute after 11:59 P.M., New York City time, on September 9, 2019, unless the Offers are extended or terminated, as extended. In the unlikely event the Offers have different Expiration Dates (e.g., due to an extension of one Offer and not the other), “Expiration Date” shall mean the applicable Expiration Date as the context shall so require. Otherwise, the Book-Entry Transfer Facility’s form of notice of withdrawal should be used for such Shares.

This form must be signed below by the applicable Book-Entry Transfer Facility participant as its name appears on a security position listing showing such participant as the owner of the Shares being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of Book-Entry Transfer Facility Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

Book-Entry Transfer Facility Participant No.:

Transaction Code Number:

Date:

The Company will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in its sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither the Company nor the Counterparty Banks, the Dealer Managers, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offers. However, withdrawn Shares may be re-tendered before the applicable Expiration Date by again following one of the procedures described in Section 3 of the Offer to Purchase.

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